NEWS
                                                    Delta and Pine Land Company
                                                    P.O. Box 157
                                                    Scott, Mississippi 38772
--------------------------------------------------------------------------------

Contact: Investors                                 Media
         Tom Jagodinski                            Jonathan Gasthalter/Amy Cohen
         Delta and Pine Land Company               Citigate Sard Verbinnen
         662-742-4518                              212-687-8080


              DELTA AND PINE LAND COMPANY ANNOUNCES FOURTH QUARTER
                   AND FISCAL YEAR END 2005 FINANCIAL RESULTS

o        Reports Record Sales of $366.1 million
o        Reports Record Results of Operations
o        Announces Quarterly Dividend of $0.15 Per Share

-------------------------------------------------

SCOTT, MS, NOVEMBER 2, 2005 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced financial results for the fourth quarter and year ended August 31, 2005.

Fourth Quarter Results

Net sales were $25.5 million in the 2005 fourth quarter, a slight increase over 2004 fourth quarter net sales of $24.6 million. After charges of $0.01 per diluted share related to Pharmacia/Monsanto litigation expenses, net loss for the 2005 fourth quarter was $0.24 per diluted share, a decrease from last year's fourth quarter net loss of $0.75 per diluted share. In the 2004 fourth quarter, net loss was increased by $0.63 per diluted share as a result of the write-off of acquired in-process research and development ("IPR&D") and related transaction expenses due to the acquisition of technology licenses from
Syngenta,  and  $0.02  per  diluted  share  for  Pharmacia/Monsanto   litigation
expenses.

Annual Operating Results

The Company recorded net sales of $366.1 million for the fiscal 2005 year, compared to $312.8 million in the prior year. The 17% increase in sales was primarily driven by higher per-unit technology fees, a shift in sales to higher-value stacked trait units, and an increase in unit sales. Unit sales of stacked trait products in the U.S. increased more than 13% over the prior year. In addition, sales of the Company's top products, DP 555 BG/RR and DP 444 BG/RR, continued to increase and were the two most widely planted cotton varieties in the U.S. in 2005 according to the USDA. International revenues also increased, primarily due to higher unit sales and prices in Australia, Brazil, and Turkey, and stronger export sales to Greece, Spain, and Mexico. Sales at the Company's two joint ventures in China declined, principally due to strong competition from local varieties and reduced cotton plantings.

After charges of $0.07 per diluted share related to Pharmacia/Monsanto litigation expenses, net income for 2005 increased to $1.08 per diluted share, compared to net income of $0.13 per diluted share for 2004. For 2004, net income included a reduction of $0.61 per diluted share related to the write-off of acquired IPR&D and related Syngenta transaction expenses, and $0.18 per diluted share for Pharmacia/Monsanto litigation expenses.

Fiscal year 2005 operating expenses increased over 2004 operating expenses, excluding the 2004 fiscal year IPR&D charge. This increase was primarily the result of higher research and development expenses related to developing products with new technologies, greater compensation and benefits costs, and higher professional fees.

Tom Jagodinski, President and Chief Executive Officer, said, "Fiscal 2005 was a strong year for D&PL, and we are pleased to have delivered the highest revenues and operating results in the Company's 90-year history. We are proud of our strong product portfolio that again led the U.S. in cottonseed sales, as two varieties alone captured almost one-third of the acres planted. We are continuing to develop new products and technologies to bring additional value to our global farmer customers, and we anticipate releasing a new line-up of products in 2006 containing Monsanto's second generation traits, Bollgard II(R) and Roundup Ready(R) Flex. Although the cotton harvest is not yet complete, early indications are that seed supplies for 2006 will be adequate to meet expected demand in spite of major areas of the U.S. Cotton Belt recently weathering the effects of three hurricanes."

Stock Repurchase Plan

During fiscal year 2005, the Company purchased approximately 3.2 million shares of its common stock at an aggregate purchase price of $85.5 million. Those repurchases totaled approximately 8% of the Company's issued and outstanding stock as of the beginning of the 2005 fiscal year. The Company initiated a new $50 million stock repurchase program in July, 2005. The timing and amount of repurchases under the program will depend on market conditions, legal restrictions and other factors.

Quarterly Dividend

The Company also announced that its Board of Directors has declared a dividend of $0.15 per share for the first quarter of fiscal 2006. The dividend will be paid on December 14, 2005 to shareholders of record on November 30, 2005.

2006 Earnings Outlook

The Company also announced that it will provide earnings guidance for fiscal year 2006 later this year, once the harvest is complete and 2006 U.S. cotton planting estimates have been made.

Conference Call

D&PL will hold a conference call this morning at 11:00 a.m. ET/10:00 a.m. CT to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 1525332. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from noon ET/11:00 a.m. CT on Wednesday, November 2, 2005, through midnight ET/11:00 p.m. CT on Wednesday, November 9, 2005, by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 1525332.

About Delta and Pine Land Company

Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.

                                     # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                              August 31,          August 31,
                                                                                                2005                 2004
                                                                                    ----------------------- -----------------
NET SALES AND LICENSING FEES                                                        $            25,452     $         24,636
COST OF SALES                                                                                    20,721               18,156
                                                                                    ----------------------- -----------------
GROSS PROFIT                                                                                      4,731                6,480
                                                                                    ----------------------- -----------------
OPERATING EXPENSES:
     Research and development                                                                     7,158                4,838
     Selling                                                                                      3,273                2,512
     General and administrative                                                                   8,173                5,746
     In-process research and development and related transaction costs                                -               38,532
                                                                                    ----------------------- -----------------
                                                                                                 18,604               51,628
                                                                                    ======================= =================

OPERATING LOSS                                                                                  (13,873)             (45,148)

INTEREST INCOME, NET                                                                                759                  561
OTHER EXPENSE, NET                                                                                 (979)                (545)
EQUITY IN NET LOSS  OF AFFILIATE                                                                   (620)                (784)
MINORITY INTEREST IN LOSS OF SUBSIDIARIES                                                           342                   77
                                                                                    ----------------------- -----------------
LOSS BEFORE INCOME TAXES                                                                        (14,371)             (45,839)
INCOME TAX BENEFIT                                                                               (5,801)             (17,261)
                                                                                    ----------------------- -----------------

NET LOSS                                                                                         (8,570)             (28,578)

DIVIDENDS ON PREFERRED STOCK                                                                       (160)                (128)
                                                                                    ----------------------- -----------------
NET LOSS APPLICABLE TO COMMON SHARES                                                $            (8,730)    $        (28,706)
                                                                                    ======================= =================
BASIC  AND DILUTED NET LOSS PER SHARE:                                              $             (0.24)    $          (0.75)
                                                                                    ======================= =================
NUMBER OF SHARES USED IN BASIC AND DILUTED NET LOSS
     PER SHARE CALCULATIONS                                                                      36,133               38,451
                                                                                    ======================= =================

DIVIDENDS PER COMMON SHARE                                                          $              0.15     $           0.12
                                                                                    ======================= =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE TWELVE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                             August 31,             August 31,
                                                                                               2005                   2004
                                                                                     --------------------- ------------------------
NET SALES AND LICENSING FEES                                                         $         366,085     $           312,765
COST OF SALES                                                                                  234,064                 203,757
                                                                                     --------------------- ------------------------
GROSS PROFIT                                                                                   132,021                 109,008
OPERATING EXPENSES:
     Research and development                                                                   23,015                  18,436
     Selling                                                                                    13,531                  11,693
     General and administrative                                                                 23,760                  18,787
     In-process research and development and related transaction costs                               -                  38,532
                                                                                     ---------------------- -----------------------
                                                                                                60,306                  87,448
                                                                                     ---------------------- -----------------------

OPERATING INCOME                                                                                71,715                  21,560

INTEREST INCOME, NET                                                                             2,194                   1,522
OTHER EXPENSE,NET                                                                               (4,310)                (10,518)
EQUITY IN NET LOSS OF AFFILIATE                                                                 (2,787)                 (3,551)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                                   (1,609)                 (2,303)
                                                                                     ---------------------- -----------------------

INCOME BEFORE INCOME TAXES                                                                      65,203                   6,710
INCOME TAX EXPENSE                                                                              22,646                   1,394
                                                                                     ---------------------- -----------------------

NET INCOME                                                                                      42,557                   5,316

DIVIDENDS ON PREFERRED STOCK                                                                      (544)                   (491)
                                                                                     ---------------------- -----------------------
NET INCOME APPLICABLE TO COMMON SHARES                                               $          42,013      $            4,825
                                                                                     ====================== =======================


BASIC EARNINGS PER SHARE                                                             $            1.11      $             0.13
                                                                                     ====================== =======================

NUMBER OF SHARES USED IN BASIC EARNINGS
     PER SHARE CALCULATIONS                                                                     37,958                  38,250
                                                                                     ====================== =======================

DILUTED EARNINGS PER SHARE                                                           $            1.08      $             0.13
                                                                                     ====================== =======================

NUMBER OF SHARES USED IN DILUTED EARNINGS
     PER SHARE CALCULATIONS                                                                     39,370                  39,670
                                                                                     ====================== =======================

DIVIDENDS PER COMMON SHARE                                                           $            0.51      $             0.46
                                                                                     ====================== =======================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                                                 August 31,             August 31,
                                                                                                    2005                  2004
                                                                                      -------------------------- ------------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                             $               93,075     $         149,587
Receivables, net                                                                                     228,800               184,759
Inventories                                                                                           26,625                30,151
Prepaid expenses                                                                                       1,874                 1,923
Deferred income taxes                                                                                  6,305                 9,055
                                                                                      -------------------------- ------------------
    Total current assets                                                                             356,679               375,475
                                                                                      -------------------------- ------------------
PROPERTY, PLANT and EQUIPMENT, net                                                                    60,158                61,988
EXCESS OF COST OVER NET ASSETS OF
     BUSINESS ACQUIRED                                                                                 4,183                 4,183
INTANGIBLES, net                                                                                       5,960                 5,471
OTHER ASSETS                                                                                           1,446                 1,594
DEFERRED INCOME TAXES                                                                                 10,758                 8,312
                                                                                      -------------------------- ------------------
 TOTAL ASSETS                                                                         $              439,184     $         457,023
                                                                                      ========================== ==================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable                                                                         $               10,078     $           5,639
Accounts payable                                                                                      18,218                23,784
Accrued expenses                                                                                     221,824               187,890
Income taxes payable                                                                                  12,893                 8,912
                                                                                      -------------------------- ------------------
    Total current liabilities                                                                        263,013               226,225
                                                                                      -------------------------- ------------------
LONG-TERM DEBT, less current maturities                                                                7,271                16,486
                                                                                      -------------------------- ------------------
MINORITY INTEREST IN SUBSIDIARIES                                                                      4,877                 4,586
                                                                                      -------------------------- ------------------

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized:
   Series A Junior Participating Preferred, par value $0.10 per share;
         456,989 shares authorized; no shares issued or outstanding                                        -                     -
   Series M Convertible Non-Voting Preferred, par value $0.10 per share;
         1,066,667 shares authorized, issued, and outstanding                                            107                   107
   Common stock, par value $0.10 per share; 100,000,000 shares authorized;
         40,928,929 and 40,162,820 shares issued;
         36,099,823 and 38,495,354 shares outstanding                                                  4,093                 4,016
Capital in excess of par value                                                                        81,640                64,250
Retained earnings                                                                                    199,742               176,808
Accumulated other comprehensive loss                                                                  (4,305)               (3,736)
Treasury Stock, at cost; 4,829,106 and 1,667,466 shares                                             (117,254)              (31,719)
                                                                                      -------------------------- ------------------
TOTAL STOCKHOLDERS' EQUITY                                                                           164,023               209,726
                                                                                      -------------------------- ------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $              439,184     $         457,023
                                                                                      ========================== ==================


                                   DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             FOR THE TWELVE MONTHS ENDED
                                                   (in thousands)
                                                    (Unaudited)

                                                                                   August 31,           August 31,
                                                                                      2005                2004
                                                                               ------------------- --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                   $           42,557  $             5,316
  Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                        8,661                8,364
       Loss on sale of assets                                                                 115                  189
       Noncash component of in-process research & development                                   -               22,125
       Equity in net loss of affiliate                                                      2,787                3,551
       Foreign exchange (gain) loss                                                         (101)                  124
       Accretion of debt discount                                                             777                    -
       Minority interest in earnings of subsidiaries                                        1,609                2,303
       Compensation expense of restricted stock                                               508                    -
       Change in deferred taxes                                                               318             (12,294)
       Changes in assets and liabilities:
                 Receivables                                                             (43,370)             (17,693)
                 Inventories                                                                4,183                1,921
                 Prepaid expenses                                                              43                  178
                 Intangibles and other assets                                               (540)                 (95)
                 Accounts payable                                                         (6,068)                5,571
                 Accrued expenses                                                          31,796               12,438
                 Income taxes                                                               5,752                3,788
                                                                               ------------------- --------------------
        Net cash provided by operating activities                                          49,027               35,786
                                                                               ------------------- --------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                     (6,669)              (6,049)
  Sale of investments and property                                                            451                  161
  Investment in affiliate                                                                 (2,980)              (2,630)
                                                                               ------------------- --------------------
       Net cash used in investing activities                                              (9,198)              (8,518)
                                                                               ------------------- --------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                             (5,800)                (277)
  Payments of long-term debt                                                                    -              (1,607)
  Dividends paid                                                                         (19,623)             (18,118)
  Proceeds from short-term debt                                                               247                  245
  Minority interest in dividends paid by subsidiary                                       (1,318)              (1,336)
  Payments to acquire treasury stock                                                     (85,535)              (5,748)
  Proceeds from exercise of stock options                                                  14,103                6,004
                                                                               ------------------- --------------------
        Net cash used in financing activities                                             (97,926)             (20,837)
                                                                               ------------------- --------------------
EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES  ON CASH                                         1,585                (129)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                     (56,512)                6,302
CASH AND CASH EQUIVALENTS, beginning of year                                              149,587              143,285
                                                                               ------------------- --------------------
CASH AND CASH EQUIVALENTS, end of year                                         $           93,075  $           149,587
                                                                               =================== ====================

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the twelve months for:
     Interest, net of capitalized interest                                     $                -  $                10
     Income taxes                                                              $           13,804  $             8,904
  Noncash operating activities:
     Deferred taxes resulting from change in minimum pension liability         $            1,276  $               339
  Noncash financing activities:
     Tax benefit of stock option exercises                                     $            2,856  $             3,459